UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALTON VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	68-0542002 (I.R.S. Employer Identification No.)

12880 Railway Avenue, Unit 35 Richmond, British Columbia (Address of principal executive offices)	V7E 6G4 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-118077

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.001 per share
(title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby are (1) Common Stock, par value $0.001 per share (the “Common Stock”), of Alton Ventures, Inc., a Nevada corporation. The descriptions of the Common Stock and the Rights set forth under the caption “Description of Securities” in the Registration Statement on Form S-2 (Registration No. 333-118077 as amended, the “Registration Statement” which became effective February 18, 2005, originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 31, 2005 is incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

Item 2. Exhibits.

The following exhibits are filed as part of this Registration Statement on Form 8-A:

  Form of Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Registration Statement dated January 31, 2005).

  Form of Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Registration Statement dated January 31, 2005).

  Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registration Statement dated January 31, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALTON VENTURES, INC.

Date: November 14, 2005	By:	/s/ Brian C. Doutaz

Brian C. Doutaz
President and Principal Executive Officer

Item 2. Exhibits.

  Form of Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Registration Statement dated January 31, 2005).

  Form of Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Registration Statement dated January 31, 2005).

  Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registration Statement dated January 31, 2005).